SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        March 30, 2005
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

Executive Employment Agreement
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Unocal Corporation ("Unocal") and Mr. Samuel H. Gillespie III, Senior Vice
President, Chief Legal Officer and General Counsel, previously had a two-year employment agreement dated October 1, 2003. Unocal and Mr. Gillespie entered into a new three-year employment agreement which was approved by the Management Development and Compensation Committee of the Board of Unocal on March 30, 2005. The following discussion provides an overview of this agreement; it is not a complete description of all terms of the agreement. The agreement is attached hereto as Exhibit 10.1 and is incorporated by reference in this Item 1.01.

Mr. Gillespie's new employment agreement is effective for three years commencing February 8, 2005. At the end of such three-year period, the agreement automatically renews daily until Unocal gives notice that it does not wish to further extend the term, but in no event later than the date of Unocal's annual meeting following Mr. Gillespie's 65th birthday.

As of February 8, 2005, Mr. Gillespie's base salary was $500,000 per year. The agreement provides that his base salary and performance will be reviewed periodically at intervals approved by the Management Development and Compensation Committee of Unocal and may be increased from time to time. During the term of the agreement, Mr. Gillespie is eligible to participate in all of Unocal's incentive plans, benefit plans and perquisites.

The agreement provides for certain benefits following an employment termination without cause or following an alteration of Mr. Gillespie's employment situation, as defined in the agreement (collectively, a "Termination Without Cause"), including a payment of 3.18 times annual salary plus three times target bonus applicable as of the beginning of the calendar year in which such Termination Without Cause occurs. The agreement also provides for continuation of medical, dental, life and disability insurance coverage for two years following the Termination Without Cause. In lieu of the foregoing continued medical, dental, life and disability benefits, Unocal may elect to pay the sum of $25,000. In the event of a Termination Without Cause within 24 months of a Change of Control (as defined in the agreement), Mr. Gillespie would also be entitled to the increase in the lump sum value of his benefits under Unocal's qualified and non-qualified retirement plans, as if three years were added to his benefit service and age thereunder.

If any payment or distribution by Unocal would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred with respect to such excise tax (such excise tax and any such interest and penalties, collectively, the "Excise Tax"), then Mr. Gillespie is entitled to a gross-up payment in an amount such that after payment by Mr. Gillespie of all taxes (including any interest or penalties imposed) and Excise Tax imposed upon the gross-up payment, Mr. Gillespie retains an amount of the gross-up payment equal to the Excise Tax imposed upon the payment or distribution by Unocal to him. If distributions and payments to be made by Unocal do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to Mr. Gillespie, such that the receipt of payments would not give rise to any Excise Tax, then no gross-up payment will be made and the payments will be reduced to the Reduced Amount.

Item 9.01  Financial Statements & Exhibits.

     (c)  Exhibits.

          Exhibit 10.1-Employment Agreement, effective February 8, 2005, by and between Unocal and Samuel H. Gillespie III

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
                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 UNOCAL CORPORATION
                                                    (Registrant)




Date: March 31, 2005                        By:  /s/Joe D. Cecil
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                                                 Joe D. Cecil
                                                 Vice President and Comptroller

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